Exhibit 10.22
DigitalGlobe Letterhead
June 25, 2008
Post Advisory Group, LLC
11755 Wilshire Blvd., Suite 1400
Los Angeles, CA 90025
Attn : Carl Goldsmith
Dear Mr. Goldsmith:
This letter agreement shall evidence the agreement of DigitalGlobe, Inc. (the “Company’) and Post Advisory Group, LLC (“Post”), on behalf of funds and accounts managed by Post that are shareholders of the Company, as follows:
1.	This letter confirms the agreement of the Company to allow Post, upon written notice to the Company, to require the Company to file a registration statement on Form S-3 (or similar short form registration statement) (“Shelf Registration Statement”) at any time on or after the date that begins fifteen months following the effectiveness of the Company’s Registration Statement on Form S-1 for its initial public offering of common stock, provided that Post beneficially owns (as determined pursuant to Rule 13(d)(3) of the Securities Exchange Act of 1934), directly or indirectly, at least 10% of the Company’s outstanding common stock at the time of the request to file the Shelf Registration Statement. In addition, Sections 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.11 and 4.12 (which sections include certain indemnification obligations of the Company for the benefit of Post) of the Stockholders’ Agreement, dated July 9, 2003, by and among the Company and the stockholders on the signature pages thereto (as amended to the date hereof, the “2003 Stockholder Agreement”), are hereby incorporated by reference into this letter agreement and shall apply to the rights of Post to require the Company to file the Shelf Registration Statement as if Post is a “Stockholder” and the Company is the “Company” and the Shelf Registration Statement is a “Demand Registration,” each as defined in the 2003 Stockholder Agreement; provided, however, that, notwithstanding the foregoing, the Company shall not be obligated to participate in or otherwise facilitate any underwritten offerings of any common stock included in the Shelf Registration Statement and, provided, further that notwithstanding the foregoing, if the Company shall furnish to Post a certificate signed by an officer of the Company stating that, in the reasonable good faith judgment of the Board, it would not be in the best interests of the Company and its stockholders for such registration to be effected (because the Company is engaging in or intends to engage in an acquisition, divestiture or other material transaction or due to other extraordinary events relating to the Company, but, in any case, not including for purposes of the Company avoiding its obligations hereunder), then the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of Post; provided, however, that (i) the Company shall not be entitled to defer its obligation to effect a registration for an aggregate of more than 180 days within any 365-day period and (ii) the Company shall make and communicate to Post its determinations under this paragraph in respect of a registration under this letter within 15 days of the Company’s receipt of the written notice in respect of such registration or, to the extent reasonably practicable, promptly after becoming aware of such transaction.
2.	The Company agrees to provide Post with any comments letters received from the SEC and the Company’s responses thereto relating to the Company’s S-1 Registration Statement and the Shelf Registration Statement.

3.	The Company represents and warrants to Post that each of the following statements is true on the date hereof:
(a)	This letter has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution may be limited under applicable law.

(b)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, this letter will not contravene any provision of applicable law or the certificate of incorporation or by laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this letter, except such as may be required by Federal and state securities laws with respect to the Company’s obligations hereunder.
4.	All notices or other communications required by or otherwise with respect to this Agreement shall be in writing and delivered in accordance with Section 6.7 or the 2003 Stockholder Agreement.

5.	This letter may be executed in multiple counterparts which, taken together, shall constitute the whole agreement.

6.	This letter shall be governed by the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

Very truly yours, DIGITALGLOBE, INC.
By:	/s/ Authorized Signatory
Name:
Title:

Acknowledged and agreed:
POST ADVISORY GROUP, LLC, on behalf of certain funds and accounts managed by it that own common stock of DigitalGlobe, Inc.

By:	/s/ Authorized Signatory

Name:

Title: